Exhibit 99.2

Tri-Isthmus Group, Inc. Partnering with Physicians for Better Healthcare David Hirschhorn, CEO TISG August 2008 TIGroup TM Our mission is to invest in, grow and nurture partnerships with physicians to improve access, quality and breadth of healthcare services in non-urban markets

IMPORTANT DISCLOSURE This presentation contains forward-looking statements, including financial and other information relating to Tri-Isthmus Group, Inc. ("TIGroup" or "the Company"). The information has been assembled by the Company solely for informational purposes and does not purport to contain all information that an interested party may desire. Recipients of this presentation are cautioned not to place undue reliance on the information set forth in the following pages. The Company makes no representation or warranty as to the accuracy or completeness of the information contained herein or that information relating to forward-looking transactions described herein will be completed on the terms set out below or completed at all. In this presentation, the company refers to EBITDA, a financial measure that is not recognized under accounting principles generally accepted in the United States of America (GAAP). The company defines EBITDA as earnings before income taxes, interest expense, depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operations or other traditional indications of a company's operating performance or liquidity that are derived in accordance with GAAP. In addition, the company's calculations of EBITDA may not be comparable to similarly titled measures being disclosed by other companies, limiting their usefulness as comparative measures. The company discloses EBITDA as it is a commonly referred to financial metric used in the investing community to evaluate the performance of companies in our industry. The company believes that disclosure of EBITDA is helpful to those reviewing its performance, as EBITDA provides information on the company's ability to meet debt service, capital expenditure and working capital requirements, and management believes that EBITDA is also a useful indicator of the company's operating performance.

WHAT WE DO Partner with and provide financial, operational and technological support to physician-owned businesses Help our physician partners grow their businesses Position physician partners for long-term success Focus on economical delivery of the best possible healthcare in non-urban markets

Real Estate Investment Business Solutions, LLC Financial Solutions, LLC EMR CBO Other Third Party Healthcare Providers (future) ORGANIZATION - - - - Denotes Services and Revenue Corporate

Putting Physicians First Focus on Rural Markets Acquisition and Service Approach KEY DIFFERENTIATORS

MARKET OPPORTUNITY Source: Rural Assistance Center, www.raconline.org. Adapted from U.S. Census Bureau sources Location of Critical Access Hospitals As of December 2007 Metropolitan county Non-metropolitan county State not eligible or participating • Approx. 1,300 critical access hospitals

MARKET OPPORTUNITY Average healthcare expenditure in rural communities of 25,000 to 50,000 ranges from $100 mil. to $200 mil. annually* Limited competition Few investors in hospitals with less than 100 beds Geographically diversified assets Technological advancements in healthcare support best practices *Source: company estimates

SOLID FINANCIAL POSITION Pink Sheets: TISG | Price: $0.35 | 52-week range: $0.26- $0.90

Medicare Advantage Nasdaq or Amex Listing by 2008 1 acquisition per quarter target NEAR TERM CATALYSTS Source: American Hospital Association Trendwatch Chartbook 2008 available online Growth in Medicare spending per beneficiary vs. private health insurance spending per enrollee, per year Private Health Insurance Medicare

Our experienced management team has Strong business development skills Transaction valuation & structuring experience Experience in raising & accessing capital Direct industry knowledge Post-transaction integration experience Building strategic partnerships with leading "best practices" firms Our management team professionals have Built healthcare services businesses with over $100 mil. in revenue in our local markets Raised more than $1 bil. in capital for various projects Financial operating leadership in $1 bil. health services businesses Over 80 years of collective healthcare operations experience Our board and advisors are leaders and successful entrepreneurs, investors, investment bankers, senior operators in various industries, including healthcare in both public and private companies. MANAGEMENT

Tri-Isthmus Group, Inc. Partnering with Physicians for Better Healthcare TIGroup TM TISG August 2008